Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

MidSouth Bancorp, Inc. Reports First Quarter 2014 Results

Quarterly Highlights
•	Operating EPS $0.33 versus $0.29 for 4Q 2013
•	Operating noninterest expense declined sequentially by $914,000 or 5.0%
•	Operating return on average tangible common equity of 15.11%
•	Core FTE NIM on linked quarter basis of 4.33% versus 4.31%
•	Period end loan growth of $46.6 million or 16.5% annualized
•	Average loan growth of $5.2 million or 1.8% annualized
•	Stable core deposits represent 85.1% of total deposits and grew $39.6 million

LAFAYETTE, LA., April 29, 2014/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $6.7 million for the first quarter of 2014, compared to net earnings available to common shareholders of $3.1 million reported for the first quarter of 2013 and $3.4 million in net earnings available to common shareholders for the fourth quarter of 2013.  Diluted earnings for the first quarter of 2014 were $0.57 per common share, compared to $0.27 per common share reported for the first quarter of 2013 and $0.29 per common share reported for the fourth quarter of 2013.  The first quarter of 2014 included $3.0 million of executive officer life insurance proceeds recorded in noninterest income and after-tax related noninterest expenses of $160,000.  Excluding these non-operating income and expenses, operating earnings per share for the first quarter of 2014 was $0.33.

As reported in a Form 8-K filing on February 10, 2014, Gerald “Jerry” Reaux Jr., Vice Chairman of the Board and Chief Operating Officer of MidSouth, died suddenly on Sunday, February 9, 2014.  Mr. Reaux was a very active leader in the Lafayette community and a highly respected banker.  Mr. C.R. Cloutier, President and CEO, has temporarily assumed the responsibilities of Chief Operating Officer.

Mr. Cloutier, commenting on the first quarter earnings, remarked, “We are extremely pleased with the strong operating earnings reported today.  We posted very strong loan growth for the quarter and have great momentum in the loan pipeline early into the second quarter.  We are saddened that Jerry is not here to see these results.  He would be proud of the progress we made toward improving efficiencies as we not only increased revenues from a year ago, but also reduced operating noninterest expense in the first quarter by 5%, or $914,000 on a linked quarter basis.  Jerry will continue to be an inspiration to our ongoing quest to improve efficiencies, accelerate improvement in earnings and make the best use of our resources – every day, every week, every month.”

Mr. Cloutier further stated, “In the first quarter, we realized savings through attrition of positions, expense reductions for marketing, courier, building and grounds maintenance and professional fees as well as rolling out a successful e-statement and e-notice campaign to encourage more customers to receive communications electronically.  We are also continuing to rationalize our branch network and have announced the consolidation of our Many West location.  In addition, to further bolster our efficiency efforts, in the first quarter we signed an engagement letter with FIS, a consulting firm specializing in helping banks improve their processes.  FIS will undertake a thorough review of many of the major functions and processes of the bank, make recommendations for improvement and assist us in implementing those process improvements we choose to make.  This process began in the second quarter and will be on-going throughout 2014.  We expect to see revenue and expense benefits associated with this engagement to be realized in 2015 and beyond.”

Balance Sheet

Consolidated assets remained constant at $1.9 billion for the quarters ended March 31, 2014 and 2013 and December 31, 2013.   Deposits totaled $1.5 billion at March 31, 2014 and December 31, 2013, compared to $1.6 billion at March 31, 2013.  Our stable core deposit base, which excludes time deposits, grew $39.6 million and accounted for 85.1% of deposits at March 31, 2014 compared to 84.2% of deposits at year end 2013.  Net loans totaled $1.2 billion at March 31, 2014, compared to $1.1 billion at December 31, 2013 and $1.0 billion at March 31, 2013.  Total loans grew $46.6 million, or 4.1% for the quarter ended March 31, 2014.  An increase of $31.5 million in the commercial loan portfolio accounted for the majority of the increase in total loans.

MidSouth’s Tier 1 leverage capital ratio was 9.74% at March 31, 2014 compared to 9.35% at December 31, 2013.  Tier 1 risk-based capital and total risk-based capital ratios were 13.53% and 14.26% at March 31, 2014, compared to 13.47% and 14.19% at December 31, 2013, respectively.  Tier 1 common equity to total risk-weighted assets at March 31, 2014 was 8.15%.  Tangible common equity totaled $107.3 million at March 31, 2014, compared to $98.6 million at December 31, 2013.  Tangible book value per share at March 31, 2014 was $9.51 versus $8.76 at December 31, 2013.

Asset Quality

Nonperforming assets totaled $12.9 million at March 31, 2014, an increase of $873,000 over the $12.0 million reported for year-end 2013.  The increase resulted from a $926,000 increase in nonaccrual loans.  Allowance coverage for nonperforming loans decreased to 139.66% at March 31, 2014 compared to 166.36% at December 31, 2013.  The ALL/total loans ratio was 0.74% at March 31, 2014, compared to 0.77% at December 31, 2013.  Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALL was 1.36% of loans at March 31, 2014.  The ratio of annualized net charge-offs to total loans was 0.19% for the three months ended March 31, 2014 compared to 0.24% for the three months ended December  31, 2013.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 1.08% at March 31, 2014 compared to 1.05% at December 31, 2013.  Loans classified as troubled debt restructurings (“TDRs”) totaled $1.6 million at March 31, 2014, an increase of $1.2 million from the $412,000 reported at December 31, 2013.  The increase in TDRs resulted from a loan relationship totaling $1.2 million being placed on TDR status after an extension of payment was granted during the first quarter of 2014.  Classified assets, including ORE, increased $0.6 million, or 1.9%, to $31.5 million compared to $30.9 million at December 31, 2013.

First Quarter 2014 vs. First Quarter 2013 Earnings Comparison

First quarter 2014 net earnings available to common shareholders totaled $6.7 million compared to $3.1 million for the first quarter of 2013.  Revenues from consolidated operations increased $4.0 million in quarterly comparison and included $3.0 million of executive officer life insurance proceeds recorded in noninterest income.  Interest income increased $270,000 in quarterly comparison, as a $779,000 decrease in loan valuation income was offset by an increase in interest income earned on a higher volume of loans.  Excluding the $3.0 million of life insurance income, noninterest income increased $486,000 in quarterly comparison, from $4.4 million for the three months ended March 31, 2013 to $4.9 million for the three months ended March 31, 2014.  Increases in noninterest income consisted primarily of $209,000 in service charges on deposit accounts and $358,000 in ATM/debit card income partially offset by a decrease of $204,000 in gain on sales of securities that occurred in the first quarter of 2013.

Noninterest expenses increased $271,000 for the first quarter 2014 compared to first quarter 2013 and included approximately $189,000 in non-operating expenses related primarily to expenses associated with incentive compensation plans for Mr. Reaux.  The first quarter of 2013 included $214,000 of net merger and conversion related expenses associated with the PSB acquisition.  Excluding these non-operating expenses in 2014 and 2013, increases in noninterest expenses consisted primarily of $282,000 in salaries and benefits costs, $276,000 in ATM/debit card expense and $204,000 in occupancy expenses.  The increased costs were partially offset by a $166,000 decrease in marketing expense and a $95,000 decrease in the cost of printing and supplies.  The provision for loan losses remained unchanged at $550,000, and income tax expense increased $268,000 in quarterly comparison.

Dividends paid on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $80,000 for the first quarter of 2014 based on a dividend rate of 1.00%.  The dividend rate is set at 1.00% for the period from January 1, 2014 through February 25, 2016.  The Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) paid dividends totaling $100,000 for the three months ended March 31, 2014.

Fully taxable-equivalent (“FTE”) net interest income totaled $19.3 million and $18.8 million for the quarters ended March 31, 2014 and 2013, respectively.  The FTE net interest income increased $500,000 in prior year quarterly comparison primarily due to a $103.2 million increase in the average volume of loans in quarterly comparison.  The average yield on loans decreased 47 basis points, from 6.65% to 6.18%, primarily due to a reduction in purchase accounting adjustments on acquired loans.  The purchase accounting adjustments added 42 basis points to the average yield on loans for the first quarter of 2014 and 80 basis points to the average yield on loans for the first quarter of 2013.  Net of the impact of the purchase accounting adjustments, average loan yields declined 9 basis points in prior year quarterly comparison, from 5.85% to 5.76%.  Loan yields have declined primarily as the result of a sustained low interest rate environment.

Investment securities totaled $483.7 million, or 25.6% of total assets at March 31, 2014, versus $555.4 million, or 29.7% of total assets at March 31, 2013.  The investment portfolio had an effective duration of 4.0 years and an unrealized gain of $2.8 million at March 31, 2014.  The average volume of investment securities decreased $43.6 million in prior year quarterly comparison.  The average tax equivalent yield on investment securities increased 17 basis points, from 2.44% to 2.61%.  The $43.6 million decrease in investment securities combined with a $37.0 million reduction in time and interest bearing deposits in other banks and federal funds sold over the past twelve months partially funded the increase in loans during the same period.

The average yield on all earning assets decreased 1 basis point in prior year quarterly comparison, from 5.03% for the first quarter of 2013 to 5.02% for the first quarter of 2014.  Net of the impact of purchase accounting adjustments, the average yield on total earning assets increased 21 basis points, from 4.53% to 4.74% for the three month periods ended March 31, 2013 and 2014, respectively.

The impact to interest expense of a $46.5 million increase in the average volume of interest bearing liabilities was offset by a 9 basis point decrease in the average rate paid on interest bearing liabilities, from 0.56% at March 31, 2013 to 0.47% at March 31, 2014.  Net of purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest bearing liabilities was 0.67% for the first quarter of 2013 and declined to 0.53% for the first quarter of 2014.

As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin increased 5 basis points, from 4.61% for the first quarter of 2013 to 4.66% for the first quarter of 2014.  Net of purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin increased 30 basis points, from 4.03% for the first quarter of 2013 to 4.33% for the first quarter of 2014.

First Quarter 2014 vs. Fourth Quarter 2013 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders increased $3.3 million primarily due to the $3.0 million of life insurance proceeds recorded as noninterest income.  Additionally, the increase in net earnings available to common shareholders resulted from a $725,000 decrease in noninterest expenses and a $250,000 decrease in the provision for loan losses, which were offset by a decrease of $544,000 in net interest income.  Net interest income decreased in sequential-quarter comparison primarily due to $483,000 recorded in the 4th quarter of 2013 of additional discount accretion earned on the PSB loan portfolio as a result of higher than anticipated loan payoffs, as well as 2 less days in the quarter.

Noninterest expenses in the first quarter of 2014 included $189,000 of non-operating expenses primarily associated with incentive compensation plans for Mr. Reaux.  Excluding these non-operating expenses, noninterest expense decreased $914,000 and primarily included decreases of $107,000 in salaries and benefits costs, $125,000 in occupancy expenses, $165,000 in legal and professional fees, and $242,000 in marketing expenses.

FTE net interest income decreased $573,000 in sequential-quarter comparison primarily due to a decrease in purchase accounting adjustments that resulted in a decrease in the average yield on loans, from 6.27% for the fourth quarter of 2013 to 6.18% for the first quarter of 2014.  The average yield on total earning assets decreased 4 basis points for the same period, from 5.06% to 5.02%, respectively.  An average increase of $28.3 million in interest bearing deposits was partially offset by an average decrease of $18.6 million in overnight repurchase agreements.  As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 3 basis points, from 4.69% to 4.66%.  Net of purchase accounting adjustments, the FTE net interest margin increased 2 basis points, from 4.31% for the quarter ended December 31, 2013 to 4.33% for the quarter ended March 31, 2014.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of March 31, 2014. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” The Company's Series C Preferred Stock is now quoted on the OTC Bulletin Board ("OTCBB") under the ticker symbol MSLXP.  Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 62 locations in Louisiana and Texas, including a Loan Production Office in Austin, Texas, and is connected to a worldwide ATM network that provides customers with access to more than 50,000 surcharge-free ATMs. Additional corporate information is available at www.midsouthbank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, the expected impacts of future expansion plans and future operating results.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 14, 2014 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Total interest income	$20,399	$21,014	$20,704	$21,356	$20,129
Total interest expense	1,504	1,575	1,633	1,614	1,717
Net interest income	18,895	19,439	19,071	19,742	18,412
FTE net interest income	19,261	19,834	19,486	20,079	18,761
Provision for loan losses	550	800	450	1,250	550
Non-interest income	7,917	4,896	4,988	5,004	4,431
Non-interest expense	17,702	18,427	18,481	18,267	17,431
Earnings before income taxes	8,560	5,108	5,128	5,229	4,862
Income tax expense	1,702	1,563	1,588	1,566	1,434
Net earnings	6,858	3,545	3,540	3,663	3,428
Dividends on preferred stock	180	180	468	392	292
Net earnings available to common shareholders	$6,678	$3,365	$3,072	$3,271	$3,136

PER COMMON SHARE DATA
Basic earnings per share	$0.59	$0.30	$0.27	$0.29	$0.28
Diluted earnings per share	0.57	0.29	0.27	0.29	0.27
Diluted earnings per share, operating (Non-GAAP)(*)	0.33	0.29	0.27	0.29	0.28
Quarterly dividends per share	0.08	0.08	0.08	0.08	0.07
Book value at end of period	13.92	13.21	13.12	12.92	13.24
Tangible book value at period end (Non-GAAP)(*)	9.51	8.76	8.61	8.39	8.67
Market price at end of period	16.83	17.86	15.50	15.53	16.26
Shares outstanding at period end	11,281,647	11,256,712	11,253,216	11,253,216	11,238,786
Weighted average shares outstanding
Basic	11,258,374	11,255,670	11,253,216	11,238,945	11,237,916
Diluted	11,878,660	11,886,433	11,868,851	11,838,862	11,866,108

AVERAGE BALANCE SHEET DATA
Total assets	$1,859,212	$1,862,962	$1,863,090	$1,850,483	$1,850,759
Loans and leases	1,147,010	1,141,829	1,123,086	1,080,295	1,043,780
Total deposits	1,527,353	1,515,673	1,521,146	1,538,320	1,542,726
Total common equity	153,012	149,489	146,182	150,287	148,565
Total tangible common equity (Non-GAAP)(*)	103,036	98,941	95,363	98,996	96,692
Total equity	194,980	191,486	188,179	192,284	190,564

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.84%	0.72%	0.65%	0.71%	0.66%
Annualized return on average common equity, operating (Non-GAAP)(*)	10.17%	8.93%	8.34%	8.73%	8.18%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	15.11%	13.49%	12.78%	13.25%	12.57%
Average loans to average deposits	75.10%	75.33%	73.83%	70.23%	67.66%
Taxable-equivalent net interest margin	4.66%	4.69%	4.60%	4.87%	4.61%
Tier 1 leverage capital ratio	9.74%	9.35%	9.17%	9.14%	8.98%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.74%	0.77%	0.76%	0.76%	0.72%
Nonperforming assets to tangible equity + ALLL	8.16%	8.02%	8.94%	9.51%	10.39%
Nonperforming assets to total loans, other real estate
owned and other repossessed assets	1.08%	1.05%	1.15%	1.23%	1.46%
Annualized QTD net charge-offs to total loans	0.19%	0.24%	0.11%	0.06%	0.18%

(*) See reconciliation of Non-GAAP financial measures on page 11.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Assets
Cash and cash equivalents	$64,503	$59,731	$43,434	$59,578	$118,009
Securities available-for-sale	331,488	341,665	358,675	367,299	387,786
Securities held-to-maturity	152,162	155,523	159,141	163,610	167,617
Total investment securities	483,650	497,188	517,816	530,909	555,403
Other investments	11,530	11,526	10,951	10,951	10,017
Total loans	1,184,189	1,137,554	1,145,023	1,118,572	1,037,859
Allowance for loan losses	(8,765)	(8,779)	(8,667)	(8,531)	(7,457)
Loans, net	1,175,424	1,128,775	1,136,356	1,110,041	1,030,402
Premises and equipment	72,500	72,343	70,147	67,881	66,797
Goodwill and other intangibles	49,835	50,112	50,703	50,980	51,447
Other assets	31,483	31,485	33,400	33,436	34,981
Total assets	$1,888,925	$1,851,160	$1,862,807	$1,863,776	$1,867,056

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$379,576	$383,257	$380,048	$395,341	$390,774
Interest-bearing deposits	1,168,354	1,135,546	1,126,078	1,140,453	1,169,352
Total deposits	1,547,930	1,518,803	1,506,126	1,535,794	1,560,126
Securities sold under agreements to repurchase and other short term borrowings	51,995	53,916	77,809	51,710	48,557
Short-term FHLB advances	25,000	25,000	25,000	25,000	-
Other borrowings	27,347	27,703	28,059	28,416	28,772
Junior subordinated debentures	29,384	29,384	29,384	29,384	29,384
Other liabilities	8,632	5,605	6,800	6,039	9,384
Total liabilities	1,690,288	1,660,411	1,673,178	1,676,343	1,676,223
Total shareholders' equity	198,637	190,749	189,629	187,433	190,833
Total liabilities and shareholders' equity	$1,888,925	$1,851,160	$1,862,807	$1,863,776	$1,867,056

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Interest income:
Loans, including fees	$16,395	$16,727	$16,707	$16,370	$15,250
Investment securities	2,829	2,876	2,956	3,063	2,898
Accretion of purchase accounting adjustments	1,088	1,323	945	1,827	1,867
Other interest income	87	88	96	96	114
Total interest income	20,399	21,014	20,704	21,356	20,129

Interest expense:
Deposits	950	1,017	1,114	1,166	1,309
Borrowings	377	411	414	380	395
Junior subordinated debentures	347	339	335	336	336
Accretion of purchase accounting adjustments	(170)	(192)	(230)	(268)	(323)
Total interest expense	1,504	1,575	1,633	1,614	1,717

Net interest income	18,895	19,439	19,071	19,742	18,412
Provision for loan losses	550	800	450	1,250	550
Net interest income after provision for loan losses	18,345	18,639	18,621	18,492	17,862

Noninterest income:
Service charges on deposit accounts	2,380	2,431	2,352	2,271	2,171
ATM and debit card income	1,714	1,687	1,719	1,638	1,356
Gain on securities, net	-	5	25	-	204
Mortgage lending	49	82	109	138	71
Executive officer life insurance proceeds (non-operating)(*)	3,000	-	-	-	-
Other charges and fees	774	691	783	957	629
Total non-interest income	7,917	4,896	4,988	5,004	4,431

Noninterest expense:
Salaries and employee benefits	8,674	8,781	8,640	8,369	8,392
Occupancy expense	3,791	3,916	3,874	3,725	3,587
ATM and debit card	690	707	661	597	414
Legal and professional fees	288	506	303	535	382
Efficiency consultant expenses	53	-	-	-	-
FDIC premiums	262	282	265	244	320
Marketing	303	545	739	521	469
Corporate development	366	347	349	453	337
Data processing	492	473	482	409	471
Printing and supplies	280	304	321	430	375
Expenses on ORE and other assets repossessed	228	201	288	523	189
Amortization of core deposit intangibles	277	276	277	276	277
Merger related costs (non-operating)(*)	-	-	-	-	214
Expenses related to death of executive officer (non-operating)(*)	189	-	-	-	-
Other non-interest expense	1,809	2,089	2,282	2,185	2,004
Total non-interest expense	17,702	18,427	18,481	18,267	17,431
Earnings before income taxes	8,560	5,108	5,128	5,229	4,862
Income tax expense	1,702	1,563	1,588	1,566	1,434
Net earnings	6,858	3,545	3,540	3,663	3,428
Dividends on preferred stock	180	180	468	392	292
Net earnings available to common shareholders	$6,678	$3,365	$3,072	$3,271	$3,136

Earnings per common share, diluted	$0.57	$0.29	$0.27	$0.29	$0.27

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.33	$0.29	$0.27	$0.29	$0.28

(*) See reconciliation of Non-GAAP financial measures on page 11.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	March 31,	Percent	December 31,	September 30,	June 30,	March 31,	Percent
	2014	of Total	2013	2013	2013	2013	of Total
Commercial, financial, and agricultural	$435,523	36.78%	$403,976	$423,073	$391,241	$315,397	30.39%
Lease financing receivable	5,102	0.43%	5,542	5,340	5,656	4,962	0.48%
Real estate - construction	78,988	6.67%	82,691	76,213	82,851	82,508	7.95%
Real estate - commercial	408,546	34.50%	397,135	401,080	404,543	405,705	39.09%
Real estate - residential	150,551	12.71%	146,841	142,431	141,689	138,284	13.32%
Installment loans to individuals	101,869	8.60%	97,459	94,722	90,571	88,898	8.57%
Other	3,610	0.30%	3,910	2,164	2,021	2,105	0.20%

Total loans	$1,184,189		$1,137,554	$1,145,023	$1,118,572	$1,037,859

COMPOSITION OF DEPOSITS
	March 31,	Percent	December 31,	September 30,	June 30,	March 31,	Percent
	2014	of Total	2013	2013	2013	2013	of Total
Noninterest bearing	$379,576	24.52%	$383,257	$380,048	$395,341	$390,774	25.05%
NOW & Other	456,127	29.47%	429,279	412,873	431,596	432,540	27.72%
Money Market/Savings	482,143	31.15%	465,748	463,621	453,729	465,954	29.87%
Time Deposits of less than $100,000	108,306	7.00%	112,782	116,118	119,299	125,020	8.01%
Time Deposits of $100,000 or more	121,778	7.87%	127,737	133,466	135,829	145,838	9.35%

Total deposits	$1,547,930		$1,518,803	$1,506,126	$1,535,794	$1,560,126

ASSET QUALITY DATA
	March 31,		December 31,	September 30,	June 30,	March 31,
	2014		2013	2013	2013	2013
Nonaccrual loans	$6,025		$5,099	$5,760	$6,388	$7,019
Loans past due 90 days and over	251		178	744	117	163
Total nonperforming loans	6,276		5,277	6,504	6,505	7,182
Other real estate owned	6,525		6,687	6,672	6,900	7,552
Other repossessed assets	56		20	18	-	16
Total nonperforming assets	$12,857		$11,984	$13,194	$13,405	$14,750

Troubled debt restructurings	$1,579		$412	$419	$405	$4,211

Nonperforming assets to total assets	0.68%		0.65%	0.71%	0.72%	0.79%
Nonperforming assets to total loans +
OREO + other repossessed assets	1.08%		1.05%	1.15%	1.19%	1.41%
ALLL to nonperforming loans	139.66%		166.36%	133.26%	131.15%	103.83%
ALLL to total loans	0.74%		0.77%	0.76%	0.76%	0.72%

Quarter-to-date charge-offs	$688		$740	$375	$267	$523
Quarter-to-date recoveries	124		53	61	91	60
Quarter-to-date net charge-offs	$564		$687	$314	$176	$463
Annualized QTD net charge-offs to total loans	0.19%		0.24%	0.11%	0.06%	0.18%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2014			December 31, 2013			September 30, 2013			June 30, 2013			March 31, 2013

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$397,642	$2,136	2.15%	$409,561	$2,128	2.08%	$418,964	$2,171	2.07%	$434,730	$2,251	2.07%	$426,017	$2,059	1.93%
Tax-exempt securities	91,792	1,059	4.61%	98,648	1,143	4.63%	101,226	1,200	4.74%	104,747	1,149	4.39%	106,982	1,188	4.44%
Total investment
securities	489,434	3,195	2.61%	508,209	3,271	2.57%	520,190	3,371	2.59%	539,477	3,400	2.52%	532,999	3,247	2.44%
Federal funds sold	2,921	1	0.14%	2,535	1	0.15%	2,180	1	0.18%	1,593	1	0.25%	8,021	4	0.20%
Time and interest
bearing deposits in
other banks	25,891	16	0.25%	14,546	9	0.24%	22,519	15	0.26%	23,346	17	0.29%	57,829	38	0.26%
Other investments	11,527	70	2.43%	11,263	78	2.77%	10,948	80	2.92%	10,056	78	3.10%	9,317	72	3.09%
Loans	1,147,010	17,483	6.18%	1,141,829	18,050	6.27%	1,123,086	17,652	6.24%	1,080,295	18,197	6.76%	1,043,780	17,117	6.65%
Total interest
earning assets	1,676,783	20,765	5.02%	1,678,382	21,409	5.06%	1,678,923	21,119	4.99%	1,654,767	21,693	5.26%	1,651,946	20,478	5.03%
Non-interest earning
assets	182,429			184,580			184,167			195,716			198,813
Total assets	$1,859,212			$1,862,962			$1,863,090			$1,850,483			$1,850,759

Interest-bearing
liabilities:
Deposits	$1,155,011	$871	0.31%	$1,126,742	$917	0.32%	$1,133,126	$976	0.34%	$1,149,285	$990	0.35%	$1,133,087	$1,078	0.39%
Repurchase
agreements	48,413	180	1.51%	67,022	207	1.23%	64,274	204	1.26%	47,667	182	1.53%	45,644	179	1.59%
Federal funds
purchased	168	-	0.00%	747	1	0.52%	354	-	0.00%	1,466	3	0.81%	-	-	0.00%
Other borrowings	51,649	99	0.77%	50,661	102	0.79%	51,853	104	0.78%	28,559	90	1.25%	29,076	108	1.49%
Notes payable	928	7	3.02%	1,174	9	3.00%	1,448	14	3.78%	1,700	13	3.03%	1,836	15	3.27%
Junior subordinated
debentures	29,384	347	4.72%	29,384	339	4.51%	29,384	335	4.46%	29,384	336	4.52%	29,384	337	4.59%
Total interest
bearing liabilities	1,285,553	1,504	0.47%	1,275,730	1,575	0.49%	1,280,439	1,633	0.51%	1,258,061	1,614	0.51%	1,239,027	1,717	0.56%
Non-interest bearing
liabilities	378,679			395,746			394,472			400,138			421,168
Shareholders' equity	194,980			191,486			188,179			192,284			190,564
Total liabilities and
shareholders'
equity	$1,859,212			$1,862,962			$1,863,090			$1,850,483			$1,850,759

Net interest income
(TE) and spread		$19,261	4.55%		$19,834	4.57%		$19,486	4.48%		$20,079	4.75%		$18,761	4.47%

Net interest margin			4.66%			4.69%			4.60%			4.87%			4.61%

Core net interest
margin (Non-GAAP)(*)			4.33%			4.31%			4.30%			4.33%			4.03%

(1) See reconciliation of Non-GAAP financial measures on page 11.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Per Common Share Data		2014	2013	2013	2013	2013

Book value per common share		$13.92	$13.21	$13.12	$12.92	$13.24
Effect of intangible assets per share		4.41	4.45	4.51	4.53	4.57
Tangible book value per common share		$9.51	$8.76	$8.61	$8.39	$8.67

Diluted earnings per share		$0.57	$0.29	$0.27	$0.29	$0.27
Effect of merger-related costs, after-tax		-	-	-	-	0.01
Executive officer life insurance proceeds, net of related expenses, after-tax		(0.24)	-	-	-	-
Diluted earnings per share, operating		$0.33	$0.29	$0.27	$0.29	$0.28

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
		2014	2013	2013	2013	2013
Average Balance Sheet Data

Total average assets	A	$1,859,212	$1,862,962	$1,863,090	$1,850,483	$1,850,759

Total equity		$194,980	$191,486	$188,179	$192,284	$190,564
Less preferred equity		41,968	41,997	41,997	41,997	41,999
Total common equity	B	$153,012	$149,489	$146,182	$150,287	$148,565
Less intangible assets		49,976	50,548	50,819	51,291	51,873
Tangible common equity	C	$103,036	$98,941	$95,363	$98,996	$96,692

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Core Net Interest Margin		2014	2013	2013	2013	2013

Net interest income (TE)		$19,261	$19,834	$19,486	$20,079	$18,761
Less purchase accounting adjustments		(1,258)	(1,515)	(1,175)	(2,095)	(2,190)
Net interest income, net of purchase accounting adjustments	D	$18,003	$18,319	$18,311	$17,984	$16,571

Total average earnings assets		$1,676,783	$1,678,382	$1,678,923	$1,654,767	$1,651,946
Add average balance of loan valuation discount		7,915	9,347	10,323	12,019	13,786
Average earnings assets, excluding loan valuation discount	E	$1,684,698	$1,687,729	$1,689,246	$1,666,786	$1,665,732

Core net interest margin	D/E	4.33%	4.31%	4.30%	4.33%	4.03%

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Return Ratios		2014	2013	2013	2013	2013

Net earnings available to common shareholders		$6,678	$3,365	$3,072	$3,271	$3,136
Merger-related costs, after-tax		-	-	-	-	(139)
Executive officer life insurance proceeds, net of related expenses, after-tax		(2,840)	-	-	-	-
Net earnings available to common shareholders, operating	F	$3,838	$3,365	$3,072	$3,271	$2,997

Annualized return on average assets, operating	F/A	0.84%	0.72%	0.65%	0.71%	0.66%
Annualized return on average common equity, operating	F/B	10.17%	8.93%	8.34%	8.73%	8.18%
Annualized return on average tangible common equity, operating	F/C	15.11%	13.49%	12.78%	13.25%	12.57%

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.